Exhibit 99.2

NAPCO Announces Management and Organizational Enhancements

-Executive Changes Aimed at Maintaining and Improving Recent Growth Trajectories-

AMITYVILLE, N.Y., May 2, 2024 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the leading manufacturers and designers of high-tech electronic security equipment, wireless communication devices for intrusion and fire alarm systems and the related recurring service revenues as well as a provider of school safety solutions, today announced exciting changes aimed at bolstering its management team with new roles, promotions, and the addition of a new upper management team member, all to keep our business steadily growing for many years to come. The Company's recruiting efforts to attract superior talent across our business divisions is consistent and ongoing.

Kevin Buchel has been promoted to President & Chief Operating Officer while maintaining his position as Chief Financial Officer. Mr. Buchel will continue to report directly to NAPCO Founder, Richard Soloway. Mr. Soloway, who will continue under his present titles of Chairman & CEO, commented: "Kevin has been with NAPCO for 30 years in various management positions, most recently as our Executive VP and CFO. The appointment of Kevin as President & COO is well-deserved, and comes at an exciting time at NAPCO as we continue to grow both revenues and our earning metrics. Kevin has been central to those efforts and I will continue to work closely with him as we have for 30 years. I am confident that under this role, NAPCO will continue to achieve significant milestones in revenues and profits for many years to come."

Michael Carrieri has been promoted to Executive Vice President of Engineering & Chief Technology Officer. Mr. Soloway commented: "Michael has been our Senior Vice President of Engineering Development for the past 24 years. With his skills in creating products from various in-house and external sources, he and the prolific engineering team that he has developed have been instrumental in NAPCO's substantial growth over so many years. Those products are the most diversified range of products in the security industry and bode well for substantial corporate growth going forward.

Andrew Vuono was appointed as the Company's Senior Vice President of Finance and Chief Accounting Officer. Mr. Buchel commented: "Mr. Vuono has over 30 years of public accounting experience, including over 20 years as a partner at a top 10 Public Accounting Firm. Mr. Vuono will oversee the day-to-day accounting department and financial reporting activities, and report directly to me." Mr. Vuono is expected to start on June 3rd.

Michael Almes has been promoted to Controller, reporting to Andrew Vuono. Mr. Buchel commented: "Michael joined NAPCO three years ago as the Assistant Controller and in that relatively short timeframe has demonstrated excellent accounting skills and has become an integral part of the finance team."

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc., is one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a provider of school safety solutions, The Company consists of four Divisions: NAPCO, plus three wholly owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the impact of COVID-19 pandemic; supply chain challenges and developments; the growth of recurring service revenues and annual run rate; the strength of our balance sheet; our expectations regarding future results; the introduction of new access control and locking products; the opportunities for school security products; business trends , including the replacement of 3G radios, and our ability to execute our business strategies. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those risk factors set forth in the Company's filings with the Securities and Exchange Commission, such as our annual report on Form 10-K and quarterly reports on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements.

All information provided in this press release is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

Contacts:
Francis J. Okoniewski
Vice President of Investor Relations
NAPCO Security Technologies, Inc.
Office 800-645-9445 x 374
Mobile 516-404-3597
fokoniewski@napcosecurity.com